Hennessy Advisors, Inc.

Exhibit 99.1

                Written Statement of the Chief Executive Officer
                          Pursuant to 18 U.S.C. ss.1350

       Solely for the purposes of complying with 18 U.S.C.ss.1350, I, the undersigned Chief Executive Officer and President of Hennessy Advisors, Inc. (the "Company"), hereby certify, based on my knowledge, that:

       1. the Annual Report on Form 10-KSB of the Company for the year ended September 30,2002, (the "Report") fully complies with the require-ments of Section 13(a) of the Securities Exchange Act of 1934; and

       2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Neil J. Hennessy
-------------------------
Neil J. Hennessy

Date:  December 26, 2002